EXHIBIT TO ITEM 77C

A Special Meeting of Shareholders of the ABN AMRO Funds, a Massachusetts business trust, was held on August 24, 2001. The following proposals were submitted:

    To approve: (i) the transfer of all of the assets and certain stated liabilities of the ABN AMRO Fund to the corresponding series of Alleghany Funds in exchange for certain shares of the Alleghany Fund; and (ii) the distribution of the Alleghany Fund shares so received to shareholders of the corresponding ABN AMRO Fund. The following votes and percentages were recorded:
	% of Shares Outstanding
Fund Name	For	Against	Abstain
ABN AMRO Value Fund	95.024%	0.008%	0.125%
ABN AMRO Growth Fund	97.576%	0.033%	0.286%
ABN AMRO Small Cap Fund	97.654%	0.006%	0.120%
ABN AMRO Real Estate Fund	73.342%	0.000%	0.000%
ABN AMRO Asian Tigers Fund	80.891%	0.025%	0.196%
ABN AMRO International Equity Fund	52.849%	0.010%	0.047%
ABN AMRO Europe Equity Fund	99.999%	0.000%	0.000%
ABN AMRO Latin America Equity Fund	89.537%	0.014%	0.382%
ABN AMRO Government Money Market Fund	52.807%	0.001%	0.050%
ABN AMRO Tax-Exempt Money Market Fund	86.761%	0.006%	0.003%
ABN AMRO Treasury Money Market Fund	59.241%	0.038%	0.442%
ABN AMRO Institutional Prime Money Market Fund	68.031%	0.051%	0.000%

2. To authorize the ABN AMRO Fund s to approve a Rule 12b-1 distribution plan for Class N Shares of the corresponding Alleghany Fund. The following votes and percentages were recorded:
	% of Shares Outstanding
Fund Name	For	Against	Abstain
ABN AMRO Value Fund	94.996%	0.012%	0.149%
ABN AMRO Growth Fund	97.556%	0.053%	0.286%
ABN AMRO Small Cap Fund	97.654%	0.015%	0.120%
ABN AMRO Real Estate Fund	73.342%	0.000%	0.000%
ABN AMRO Asian Tigers Fund	80.775%	0.142%	0.196%
ABN AMRO International Equity Fund	52.849%	0.010%	0.047%
ABN AMRO Europe Equity Fund	99.999%	0.000%	0.000%
ABN AMRO Latin America Equity Fund	89.522%	0.028%	0.382%

A Special Meeting of Shareholders of the ABN AMRO Funds, a Massachusetts business trust, was held on September 12, 2001. The following proposal was submitted:

(1) The approval or disapproval of (i) the transfer of all of the assets and certain stated liabilities of the ABN AMRO Money Market Fund to the corresponding Alleghany Fund in exchange for certain shares of the Alleghany Fund; and (ii) the distribution of the Alleghany Fund shares so received to shareholders of the ABN AMRO Money Market Fund. The following votes and percentages were recorded:
	% of Shares Outstanding
Fund Name	For	Against	Abstain
ABN AMRO Money Market Fund	43.66%	3.58%	4.90%
	% of Voting Shares
Fund Name	For	Against	Abstain
ABN AMRO Money Market Fund	83.73%	6.96%	9.39%